UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
OWLET, INC.
Name of the Registrant as Specified In Its Charter
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
May 2, 2022
Dear Fellow Shareholders:
I am pleased to invite you to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Owlet, Inc. on Friday, June 17, 2022 at 1:00 p.m. (Eastern Time). Our Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. We believe this format will provide a consistent experience for our shareholders and allows all shareholders with Internet connectivity to participate in the Annual Meeting regardless of location. Our Annual Meeting will be conducted via live webcast, and shareholders will be able to attend, vote and submit questions via the Internet during the webcast. You can access the Annual Meeting at www.virtualshareholdermeeting.com/OWLT2022.
This year, we are using the “Notice and Access” method of providing proxy materials to our shareholders by electronic delivery via the Internet. We believe electronic delivery expedites your receipt of and provides convenient access to our proxy materials, reduces the environmental impact of the Annual Meeting and reduces proxy material printing and distribution costs. Under this method, we have sent a Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”) to shareholders of record as of the close of business on record date. The notice contains instructions on how to access our 2022 Proxy Statement (the “Proxy Statement”) and 2021 Annual Report and vote electronically on the Internet. This notice and our Proxy Statement also contain instructions on how to request and receive a printed copy of our proxy materials if you prefer.
To attend and participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/OWLT2022 or follow the instructions provided by your bank or broker. Please be advised that only shareholders who held Owlet shares as of the close of business on the April 22, 2022 record date are entitled to notice of and will be permitted to attend, participate and vote at the Annual Meeting. Your proxy card, voting instruction form or Notice & Access Card will include a 16-digit control number. Upon entering your control number online, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote. It is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by telephone or electronically via the Internet, or, if you requested to receive printed proxy materials, by completing and returning your signed proxy card in the enclosed postage-paid envelope or to the address indicated on your proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card does not deprive you of the right to attend the Annual Meeting virtually and vote your shares during the Annual Meeting for the business matters acted upon. Additional attendance, participation and voting information is included in the Proxy Statement and with your proxy materials.
As co-founder and Chief Executive Officer of Owlet, I am inspired by our customers and deeply committed to helping parents find joy and extra peace of mind in parenting through our connected and accessible nursery ecosystem. As you know, Owlet became a publicly traded company in July 2021, and we are incredibly proud of our resilient team and how we navigated those challenges while executing our mission and remaining focused on Owlet’s growth. On behalf of the Board of Directors and management, we appreciate your continued support, confidence and investment in Owlet, Inc.

Kurt Workman
Co-Founder, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Friday, June 17, 2022, 1:00 p.m. (Eastern Time)
Virtual Meeting Only – No Physical Meeting Location
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Owlet, Inc. (the “Company”) will be held on Friday, June 17, 2022, at 1:00 p.m. (Eastern Time). The Annual Meeting will be completely virtual, and you will not be able to attend the Annual Meeting in person. The Annual Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/OWLT2022, and shareholders will be able to attend, vote and submit questions via the Internet during the webcast.
Items of Business
At the Annual Meeting, you will be asked to:
1.	Elect Zane M. Burke and John C. Kim as Class I directors to hold office until the Company’s 2025 annual meeting of shareholders;
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022; and
3.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
Record Date
The record date for the Annual Meeting is April 22, 2022. Only holders of record of shares of the Company’s common stock as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement or adjournment thereof.
Voting Your Proxy
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Shareholders are encouraged to attend, participate in and vote at the virtual Annual Meeting via the live webcast. Whether or not you plan to attend the virtual Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2022 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the virtual Annual Meeting if you attend and participate in the virtual Annual Meeting.
Annual Meeting Attendance and Participation
Please be advised that to attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2022 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

Please refer to the accompanying Proxy Statement for additional details and important information about the virtual Annual Meeting.
By Order of the Board of Directors:

Kurt Workman
Co-Founder, Chief Executive Officer and Director
May 2, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 17, 2022: This Notice of Annual Meeting of Shareholders, the 2022 Proxy Statement and the 2021 Annual Report to Shareholders are available free of charge at
www.proxyvote.com.

Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
This 2022 proxy statement (the “Proxy Statement”) includes certain information about Owlet, Inc. (the “Company,” “Owlet,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2022 Annual Meeting of Shareholders to be held virtually on Friday, June 17, 2022 at 1:00 p.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding Owlet’s 2021 performance, you are encouraged to review the Company’s 2021 Annual Report to Shareholders (the “2021 Annual Report”) or our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”).
References in this Proxy Statement to “Old Owlet” refer to Owlet Baby Care Inc., and “2021,” “2020” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
On or about May 2, 2022, this Proxy Statement and an accompanying proxy card will first be mailed to shareholders or made available to shareholders electronically via the Internet at www.proxyvote.com and on our Investor Relations website at www.investors.owletcare.com.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Friday, June 17, 2022 at 1:00 p.m. (Eastern Time). The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OWLT2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice & Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the as of the close of business on the April 22, 2022 record date.
Why is the Company holding a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication and cost savings for the Company and our shareholders while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe this format will provide a consistent experience to our shareholders, allow shareholders with Internet connectivity to participate in the Annual Meeting regardless of location and a virtual meeting enable increased shareholder attendance and participation because shareholders can participate from any location around the world.
How do I attend the Annual Meeting?
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or Notice & Access Card that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker or other nominee to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual

Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of shareholders as of the Record Date. The meeting webcast will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time, and please refer to the proxy materials and visit www.virtualshareholdermeeting.com/OWLT2022 for additional information regarding online check-in times and procedures.
We will be hosting the Annual Meeting live via audio webcast. Any shareholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OWLT2022. If you were a shareholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OWLT2022.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OWLT2022 on the day of the Annual Meeting.
•	Webcast starts at 1:00 p.m. (Eastern Time).
•	You will need your 16-digit control number to enter the Annual Meeting.
•	Shareholders may submit questions while attending the Annual Meeting via the Internet.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following two proposals described in this Proxy Statement:
Proposal 1:	Elect Zane M. Burke and John C. Kim as Class I directors to hold office until the Company’s 2025 annual meeting of shareholders.
Proposal 2:	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2022.
Could other matters be decided at the Annual Meeting?
At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered shareholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.
When is the Record Date, and who is entitled to vote?
All holders of record of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on April 22, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 113,443,337 shares of our Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.
How do I vote my shares without attending the Annual Meeting?
You may vote your shares prior to the Annual Meeting in any of the following three ways:
•
Internet — Visit www.proxyvote.com or the website shown on your Notice & Access Card, proxy card or voting instruction form, and follow the instructions on how to vote your shares and complete an electronic proxy card. You will need the 16-digit control number included on your Notice & Access Card to vote by Internet.

•
Telephone — Call 800-690-6903 or the toll-free telephone number shown on your Notice & Access Card, proxy card or voting instruction form. You will need the 16-digit control number included on your Notice & Access Card to vote by telephone.

•
Mail — Complete, sign and date your proxy card where indicated, and return the proxy card in the postage-paid envelope provided to you. You should sign your name exactly has it appears on the proxy card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.
How do I vote my shares during the Annual Meeting?
You may vote your shares electronically during the virtual Annual Meeting, even if you have previously submitted your vote. To vote at the Annual Meeting, you must attend the Annual Meeting. To attend and participate in the Annual Meeting, you must either visit www.virtualshareholdermeeting.com/OWLT2022 and enter the 16-digit control number (included on your proxy card or Notice of Internet Availability of Proxy Materials) or follow the instructions provided by your bank or broker. Upon entering your control number at www.virtualshareholdermeeting.com/OWLT2022, you will receive further instructions, including unique hyperlinks that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.
What is the deadline for submitting a proxy?
In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for shareholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on June 16, 2022. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the each of the Class I director nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2022.
How many votes are required to approve each proposal?
Proposal 1:
Pursuant to our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote. This means that the director nominees receiving the highest number of affirmative “FOR” votes cast, even if less than a majority, will be elected. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. There is no cumulative voting.

Proposal 2:
Under our Bylaws, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2022 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. A vote marked as an “abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal. Also, because this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?
If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the Class I director nominees named in Proposal 1 and FOR Proposal 2.

Can I change my vote after I have delivered my proxy card or voting instruction form?
Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered shareholder, you may change your vote and revoke your proxy by taking one of the following actions:
•
Delivering a written notice of revocation to our Chief Legal Officer at our principal executive offices (our address is provided under the “Principal Executive Offices” section), provided such statement is received no later than June 16, 2022.

•	Voting again by Internet or telephone at a later time but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on June 16, 2022.
•	Submitting a properly signed proxy card with a later date that is received by the Company no later than June 16, 2022.
•	Attending the Annual Meeting and voting during the Annual Meeting live webcast.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company’s Chief Legal Officer before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
What is the difference between a registered shareholder and a beneficial owner or “street name” holder?
If your shares are registered in your name directly with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered a shareholder of record, or a registered shareholder, of those shares.
If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered shareholder and should provide you with a Notice & Access Card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.
Virtual attendance of a shareholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What are abstentions and broker non-votes?
Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposal 2). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).
Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). On the other hand, the proposal regarding the election of directors (Proposal 1) is a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish our proxy materials, including this Proxy Statement and the 2021 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice & Access Card provides instructions on how to access on the Internet all of the proxy materials. The Notice & Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice & Access Card.
What does it mean if I receive more than one Notice & Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice & Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties with accessing or participating in the Annual Meeting via the virtual meeting website on the meeting day, please contact technical support at the email address or telephone number displayed on the virtual Annual Meeting webpage on the www.virtualshareholdermeeting.com/OWLT2022 website.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Who will pay for the cost of this proxy solicitation?
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting, and we will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Size and Structure
Our Second Amended and Restated Certificate of Incorporation, as currently in effect (the “Certificate of Incorporation”), provides that the number of directors shall be established from time to time by our Board of Directors. Our Board has fixed the number of directors at eight, and as of the date of this Proxy Statement, there are seven members of our Board of Directors.
As previously disclosed, on March 28, 2022, Mr. Kenneth Suslow resigned as a Class II director of our Board and stepped down from the Board and its Audit Committee.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for reelection no later than the third annual meeting of shareholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships will be filled, upon the recommendation of the Nominating & Corporate Governance Committee, only by (i) the vote of a majority of the directors then in office, although less than a quorum, or (ii) a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification or removal.
Current Directors, Classes and Terms
Our current directors and their respective classes and terms are set forth below. The current term of the Class I directors ends at the Annual Meeting, and Class II and Class III at the 2023 and 2024 annual meeting of shareholders, respectively.
CLASS I	CLASS II	CLASS III
Zane M. Burke	Michael P. Abbott	Laura J. Durr
John C. Kim	Kurt Workman	Amy Nam McCullough
Lior Susan
Nominees for Director
Messrs. Burke and Kim have been, upon the recommendation of the Nominating & Corporate Governance Committee, nominated by the Board to stand for election. As the directors assigned to Class I, Messrs. Burke’s and Kim’s current terms of service will expire at the Annual Meeting. If elected by the shareholders at the Annual Meeting, Messrs. Burke and Kim will each serve for a term expiring at our annual meeting of shareholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.
Each person nominated for election has consented to be named and to serve as a director if elected at the Annual Meeting, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Director & Director Nominee Qualifications and Biographical Information
The following pages contain professional and other biographical information (as of May 2, 2022) for each director nominee and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly traded companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees possess the characteristics noted in our Corporate Governance Guidelines. In accordance with those guidelines, the Board and the Nominating Committee personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting
Class I Directors	Age	Director Since	Current Position at Owlet
Zane M. Burke	56	2021	Director
John C. Kim	51	2021	Director
Zane M. Burke served on the board of directors of Owlet Baby Care Inc. (“Old Owlet”) from March 2021 to July 2021 and has served on the Board since July 2021. Since September 2021, Mr. Burke has served as the Chief Executive Officer of Quantum Health, Inc.. Quantum Health is the first consumer healthcare navigation company aiming to provide employees of self-insured companies with a more effective and satisfying healthcare experience. Prior to joining Quantum Health, Mr. Burke was the Chief Executive Officer of Livongo Health, now an affiliate of Teladoc Health, Inc., from February 2019 to November 2020. Mr. Burke successfully led Livongo Health to the largest digital health initial public offering in history and its eventual $18.5 billion merger with Teladoc Health, Inc. Prior to his role with Livongo Health, Mr. Burke spent more than two decades at Cerner Corporation, ultimately serving as its President from September 2013 to November 2018. Mr. Burke has also been a board member of Quantum Health, Inc. since September 2021, Cotiviti, Inc.bard since April 2021 and Bardavon Health Innovations since December 2020. He also previously served on the board of directors of Livongo Health from April 2019 to November 2020. Mr. Burke is also a board member of several nonprofit organizations, including the College of Healthcare Information Management Executives and University Health (Kansas City). He is a certified public accountant (inactive). Mr. Burke earned his Bachelor of Science in Accounting and Master of Accounting from Kansas State University, where he was recently inducted into the College of Business Hall of Fame. We believe Mr. Burke is qualified to serve as a member of our Board due to his background in overseeing public healthcare companies and his significant experience in the healthcare industry.
John C. Kim served on the board of directors of Old Owlet from April 2021 to July 2021 and has served on the Board since July 2021. Mr. Kim is the President of Platform & Marketplaces at Expedia Group, Inc. In this role, which he has held since November 2019, he oversees artificial intelligence, user experience, research, e-commerce, marketplaces and yield management and data and development, which powers Expedia Group’s two-sided marketplace platform. From January 2016 to November 2019, Mr. Kim served as the President of Vrbo, an Expedia Group subsidiary, where he managed strategy and operations for one of the leading alternative accommodations marketplaces. Mr. Kim also steered the company’s transformation from a subscription-based advertising model to a modern e-commerce business powered by the latest advances in data science and technology. Mr. Kim has more than two decades of experience in online search, recommendations, analytics and marketing at tier-one, venture-backed startups, medium-sized companies and globally known brands, including Yahoo!, Overture (acquired by Yahoo!), Accenture, Bank of America, N.A. and Pelago (acquired by Groupon), and he is an investor in over 50 startups. Mr. Kim is a vocal advocate for diversity and was appointed to advise President George W. Bush on economic policies impacting Asian Americans and Pacific Islander small businesses. He graduated from the University of California–Santa Barbara and received his Master of Business Administration from the University of Chicago Booth School of Business. We believe Mr. Kim is qualified to serve as a member of our Board due to his significant analytics and marketing experience and broad leadership experience.

Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Shareholders
Class II Directors	Age	Director Since	Current Position at Owlet
Kurt Workman	32	2021	Co-Founder, Chief Executive Officer and Director
Michael P. Abbott	60	2021	President and Director
Michael P. Abbott is our President and has served as a member of the Board since July 2021. Mr. Abbott held a variety of leadership roles with Old Owlet, including President, and he was a member of the Old Owlet board of directors from December 2019 to July 2021. From February 2018 to December 2019, Mr. Abbott served as Old Owlet’s Chief Financial Officer and Chief Operating Officer, where he was instrumental in securing financing and setting operational standards to fuel Old Owlet’s growth. Before joining Old Owlet, from January 2014 to December 2017, Mr. Abbott served as the Chief Financial Officer and Chief Operating Officer of MISSION®, a leading performance apparel and accessories brand focused on temperature control technologies, where he was responsible for all financial and operational functions. Prior to his tenure with MISSION, Mr. Abbott served as Chief Operating Officer at Specialized Bicycle Components, Inc., a premier cycling manufacturer, and Burton Snowboards. At both companies, he was responsible for all operating units and financial functions. Mr. Abbott received his Bachelor of Science in Accounting from Drexel University and his Master of Business Administration with a concentration in Finance from Saint Joseph’s University. We believe Mr. Abbott’s significant experience launching, cultivating, and growing global brands into industry leaders makes him qualified to serve as a member of the Board.
Kurt Workman is our Chief Executive Officer and has served as a member of the Board since July 2021. Mr. Workman co-founded and served as the Chief Executive Officer of Old Owlet from the company’s founding in 2012 until December 2019. During his tenure as chief executive officer of Old Owlet, Mr. Workman led the company’s growth from its inception and was instrumental in overseeing the research and development of several of the company’s key product offerings, including the iconic Owlet Smart Sock, Owlet Cam and the Owlet Band. He also served as a member of Old Owlet’s board of directors from when he co-founded the Company in 2012 to July 2021. Mr. Workman also studied chemical engineering at Brigham Young University. We believe Mr. Workman’s intimate knowledge of Owlet and his proven success building and overseeing the Owlet’s growth and development make him qualified to serve as a member of the Board.
Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Shareholders
Class III Directors	Age	Director Since	Current Position at Owlet
Laura J. Durr	61	2021	Director
Amy Nam McCullough	42	2018	Director
Lior Susan	38	2015	Chairman of the Board
Laura J. Durr served on the board of directors of Old Owlet from February 2021 to July 2021 and has been a member of our Board since July 2021. Ms. Durr was previously an Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics, Inc. in July 2018. Prior to holding that role, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President of Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to her tenure with Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies, Inc. and International Network Services Inc. and also worked for six years at Price Waterhouse LLP. Ms. Durr also serves on the board of directors of Netgear, Inc. and Xperi Holding Corporation, and she previously served on the board of directors of Tivo Corporation from April 2019 to June 2020. She was a certified public accountant and holds a Bachelor of Science in Accounting from San Jose State University. We believe Ms. Durr is qualified to serve as a member of our Board because she can provide valuable operational and strategic experience and insight, given her background in finance and strategy for leading Silicon Valley technology companies.
Amy Nam McCullough served on the board of directors of Old Owlet from April 2018 to July 2021 and has served on the Board since July 2021. Ms. McCullough is the President and Managing Director of Trilogy

Equity Partners, LLC (“Trilogy”), an early-stage venture capital firm. Ms. McCullough has been a member of the investment team at Trilogy for the last 15 years and has served in her current role for the last six years. She leads the investment team and is a member of Trilogy’s board of managers, which sets the strategic direction of the fund. Also, Ms. McCullough currently serves on the board of directors of several privately held companies, including Skilljar, Inc., Boundless Immigration, Inc., and Bluejay Labs, Inc. (doing business as Showdigs). She is also a board observer at JetClosing, Inc. Prior to her tenure at Trilogy Equity Partners, Ms. McCullough spent four years as an equity research analyst for JPMorgan Chase and was a member of the team that covered the small and mid-cap applied technologies sector for the firm. Ms. McCullough began her career on the treasury operations team within the portfolio management group at Microsoft Corporation and has experience working in both corporate treasury and financial analysis roles. She is a member and currently serves as the treasurer of the Board of Trustees of Epiphany School, an independent elementary school in Seattle. Ms. McCullough received her Bachelor of Arts in Business Administration with a focus in Finance from the University of Washington. We believe Ms. McCullough is qualified to serve as a member of our Board due to her significant experience investing in technology companies and her broad leadership experience.
Lior Susan served on the board of directors of Old Owlet from July 2015 to July 2021 and has been our Chairman of the Board since July 2021. Mr. Susan is the founder and Managing Partner of Eclipse Ventures, LLC, a venture capital firm. He also currently serves on the boards of publicly traded Lucira Health, Inc. and privately held Bright Machines, Inc., Augury, Inc., Cheetah Technologies, Inc., Metrolink, Inc., Cybertoka Ltd., Dutch Pet, Inc. and Narus, Inc. Prior to founding Eclipse Ventures in 2015, Mr. Susan founded and managed the hardware investment and incubation platform of Flex Ltd., a multinational electronics contract manufacturer, where he gained knowledge of and experience with scaling manufacturing operations for medical device companies. Before relocating to the United States from Israel, Mr. Susan was an entrepreneur and former member of a special forces unit within the Israel Defense Forces. We believe Mr. Susan is qualified to serve as a member of our Board due to his significant experience investing in and working with technology companies, including as a board member.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Mr. Burke and Mr. Kim as a Class I director to the Board to hold office until the 2025 Annual Meeting and until his successor has been duly elected and qualified.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. PwC has served as our independent registered public accounting firm since 2020. Upon consideration of these and other factors, the Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of PwC is not required by our Bylaws or otherwise, we value the views of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of PwC is not ratified by the shareholders, the Board and Audit Committee may reconsider its selection. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its shareholders.
Representatives of PwC are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of PwC, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years.
Fee Category	2021	2020
Audit Fees	$2,331,200	$200,000
Audit-Related Fees	—	—
Tax Fees	34,741	—
All Other Fees	900	—
Total	$2,366,841	$200,000
Audit Fees
Audit fees consisted of fees for professional services provided in connection with the audit of Owlet’s annual consolidated financial statements, the performance of interim reviews of Owlet’s quarterly unaudited financial information, consents, and matters related to the Merger (as defined herein), including required filings.
Tax Fees
Tax fees consisted primarily of the fees related to sales and use tax including nexus studies, registrations and compliance.
All Other Fees
All other fees consisted of subscription license fees.

Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by PwC prior to the closing of the Merger were provided under engagements entered into prior to our adoption of our pre-approval policies and, following the closing of the Merger, in accordance with such policies.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the “Corporate Governance— Audit Committee” section of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee (i) received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and (ii) discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
The Audit Committee:
Laura J. Durr,Chair
John C. Kim
Amy Nam McCullough

EXECUTIVE OFFICERS
Our executive officers are appointed by the Board in accordance with our Bylaws. The table below identifies and sets forth certain biographical and other information regarding our executive officers as of May 2, 2022. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position At Owlet
Kurt Workman	32	Co-Founder, Chief Executive Officer and Director
Michael P. Abbott	60	President and Director
Kathryn R. Scolnick	53	Chief Financial Officer
The biographies of Messrs. Workman and Abbott are provided under the “Proposal 1—Election of Directors” section of this Proxy Statement.
Kathryn R. Scolnick has served as our Chief Financial Officer since July 2021, and she also held the same role with Old Owlet from March 2021 to July 2021. Previously, Ms. Scolnick served as the Vice President of Finance at Anaplan, Inc. from June 2019 until March 2021. During her tenure at Anaplan, she oversaw corporate financial planning and analysis, global sales finance and global procurement. Prior to joining Anaplan, Ms. Scolnick served in various executive roles at Seagate Technology Holdings PLC from February 2012 until January 2019, where she was responsible for driving financial operations and maintaining relationships with banks, auditors and shareholders. From June 2015 until June 2019, she served as a director of the Silicon Valley Chapter of the National Investor Relations Institute and from December 2017 until July 2018, Ms. Scolnick was a director of eASIC and a member of its audit committee until it was acquired by Intel Corporation. Ms. Scolnick holds a Bachelor of Arts in History from Michigan State University and a certificate in executive leadership from the Stanford University Executive Program.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of our Corporate Governance Guidelines can be found on our Investor Relations website at www.investors.owletcare.com, or you may request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section of this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board independence and qualifications	•	Conflicts of interest
•	Executive sessions of independent directors	•	Board access to senior management
•	Selection of new directors	•	Board access to independent advisors
•	Director orientation and continuing education	•	Board self-evaluations
•	Limits on board service	•	Board meetings
•	Change of principal occupation	•	Meeting attendance by directors and non-directors
•	Term limits
•	Director responsibilities	•	Meeting materials
•	Director compensation	•	Board committees, responsibilities and independence
		•	Succession planning
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer according to the Board’s determination that utilizing one or the other structure would be in the best interests of the Company and our shareholders. If the Board Chairperson is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a lead independent director (the “Lead Director”) by the independent directors of the Board. The Lead Director’s responsibilities include but are not limited to (i) presiding over all meetings of the Board at which the Board Chairperson is not present, including any executive sessions of the independent directors, (ii) approving Board meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Board Chairperson qualifies as independent, such Chairperson will serve as Lead Director.
The positions of our Board Chairperson and our Chief Executive Officer are currently held by two separate individuals. Mr. Susan serves as Chairman of the Board, and Mr. Workman serves as our Chief Executive Officer. In his capacity as the independent Board Chairman, Mr. Susan also performs the functions of the Lead Director.
The Board believes that our current leadership structure of having two separate individuals serve as Chief Executive Officer and Chairperson of the Board is in the best interests of the Company and its shareholders. The Board also believes that this structure strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day leadership and Company performance and the Board Chairperson’s responsibility to guide the overall strategic direction of our Company, provide oversight of our corporate governance and guidance to our Chief Executive Officer and establish the agenda for and preside over Board meetings.
The Board will continue to periodically review our leadership structure and make such changes in the future as the Board deems appropriate and in the best interests of the Company and our shareholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Durr and McCullough and Messrs. Burke, Kim and Susan, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE rules. Kenneth Suslow, who served on our Board in 2021 and until his resignation effective March 28, 2022, qualified as “independent” under the NYSE rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our Common Stock and the relationships of our non-employee directors with certain of our significant shareholders.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee operates under a written charter.
Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Zane M. Burke		Chair
Laura J. Durr	Chair		X
John C. Kim	X	X
Amy Nam McCullough	X		Chair
Lior Susan			X
Audit Committee
Our Audit Committee is responsible for, among other things:
•	Overseeing our accounting and financial reporting process;
•
Appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for Owlet;

•	Discussing with our independent auditor any audit problems or difficulties and management’s response;
•
Pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under applicable SEC rules);

•	Reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•	Discussing our risk management policies, oversee management of such risks and discuss with management the steps management has taken to monitor and control such risks;
•	Reviewing and approving or ratifying any related person transactions;
•
Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	Preparing the Audit Committee report required by SEC rules.

Our Audit Committee consists of Mses. Durr and McCullough and Mr. Kim, with Ms. Durr serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under NYSE’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, our Board of Directors has determined that Ms. Durr qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
Reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•
Overseeing the evaluation of the performance of our other executive officers and reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	Reviewing and making recommendations to our Board of Directors regarding director compensation;
•	Reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•	Appointing and overseeing any compensation consultants;
•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	Preparing the annual Compensation Committee report required by SEC rules, to the extent required.
Our Compensation Committee consists of Messrs. Burke and Kim, with Mr. Burke serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under NYSE’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. Since 2021, in accordance with this authority, the Compensation Committee has engaged Korn Ferry to serve as its independent outside compensation consultant. Korn Ferry reports directly to the Compensation Committee and does not provide any services to Owlet other than the services provided to or at the request of our Compensation Committee.
During 2021, as requested by the Compensation Committee, Korn Ferry assisted the Compensation Committee in assessing benchmarking data with respect to our executive officers’ overall individual compensation, as well with respect to the design of our executive compensation program and determination of the compensation levels and awards thereunder, including bonus and retention award structures and targets. Korn Ferry also provided information regarding current trends and developments in executive compensation, equity-based awards and severance arrangements based on a holistic survey of size- and industry-relevant companies.

All executive compensation services provided by Korn Ferry during 2021 were conducted under the direction or authority of the Compensation Committee, and all work performed by Korn Ferry was approved by the Compensation Committee. Neither Korn Ferry nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated the independence of Korn Ferry pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Korn Ferry from serving as an independence compensation consultant to the Compensation Committee.
Nominating & Corporate Governance Committee
Our Nominating & Corporate Governance Committee is responsible for, among other things:
•	Identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;
•	Recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•	Developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	Overseeing the annual evaluations of our Board, its committees and management.
Our Nominating & Corporate Governance Committee consists of Mses. Durr and McCullough and Mr. Susan, with Ms. McCullough serving as chair. Our Board has determined that each member of our Nominating & Corporate Governance Committee qualifies as “independent” under applicable NYSE rules applicable to Nominating & Corporate Governance Committee members.
Board and Board Committee Meetings and Attendance
During fiscal 2021, our Board of Directors met 11 times, the Audit Committee met four times, the Compensation Committee met four times and the Nominating & Corporate Governance Committee met three times. In 2021, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which he or she served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the Lead Director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.
Director Attendance at Annual Meeting of Shareholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of shareholders, but we expect all directors to make every effort to attend any meeting of shareholders. Given the timing of the Merger, we did not hold an annual meeting in 2021.
Director Nominations Process
The Nominating & Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of shareholders, the Nominating & Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. The Nominating & Corporate Governance Committee may take into account many factors, including but not limited to (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) strong finance experience; (iv) relevant social policy concerns; (v) experience relevant to the Company’s industry; (vi) experience as a board member or executive officer of another publicly held company; (vii) relevant academic expertise or other proficiency in an area of the Company’s operations; (viii) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; (ix) diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; (x) practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and (xi) any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the Nominating & Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We consider diversity, such as gender, race, ethnicity and membership of underrepresented communities, a meaningful factor in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but we do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.
In identifying prospective director candidates, the Nominating & Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources, including third-party recommendations. The Nominating & Corporate Governance Committee also may, but need not, retain a search firm in order to assist with identifying candidates to serve as directors of the Company. The Nominating & Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating &Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide an appropriate blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating &Corporate Governance Committee also may assess the contributions of those directors recommended for reelection in the context of the Board evaluation process and other perceived needs of the Board.
Each of Messrs. Burke and Kim were initially recommended to serve as a member of our Board by management and Mr. Lior. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating & Corporate Governance Committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company must: (i) be in writing; (ii) include any supporting material the shareholder considers appropriate in support of that recommendation; (iii) include information required by SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate; (iv) include a written consent of the candidate to serve as one of our directors if elected; and (v) comply with our Bylaws with respect to shareholder recommendations and nominations of director candidates. Shareholders who want to propose a candidate for consideration may do so by submitting in writing the above information to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. All recommendations and nominations for director candidates received by the Chief Legal Officer that satisfy the five requirements set forth above will be presented to the Nominating &

Corporate Governance Committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws and SEC rules. These timing requirements are also described under the section “Shareholder Proposals and Director Nominations” in this Proxy Statement.
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit Committee, as well as its Compensation Committee and Nominating & Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.
The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for enterprise risk management, including the management of financial risks. The Audit Committee also reviews and discusses our guidelines and policies with respect to risk assessment and risk management, as well as discusses with Company management the steps that management has taken to monitor and control such exposures. Also, the Audit Committee discusses with our management and independent registered public accounting firm any correspondence with regulators or government agencies that raise material issues regarding our financial statements or accounting policies. Additionally, the Audit Committee periodically discusses with our management the Company’s information technology initiatives, which includes education on cybersecurity and other risks relevant to Owlet, including safeguards to prevent or detect cybersecurity incidents that could be harmful to the Company. The Compensation Committee assists the Board by overseeing the management of risks relating to executive compensation, including review of incentive compensation arrangements and regulatory compliance to confirm that incentive pay does not encourage unnecessary risk-taking. Also, the Compensation Committee reviews and discusses, at least annually, the relationship between compensation-related risk management policies and practices, regulatory compliance, corporate strategy and senior executive compensation. The Nominating & Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating &Corporate Governance Committee and other corporate governance information are available on our Investor Relations website at www.investors.owletcare.com. You may also request hard copies by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code is available on our Investor Relations website at www.investors.owletcare.com. You may also request a hard copy by contacting our Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section. In addition, we intend to post on our website all disclosures that are required by applicable SEC and NYSE rules concerning any amendments to, or waivers of, any provisions of our Code.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Communications with the Board
Any shareholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. The Chief Legal Officer will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION
Overview
Throughout this “Executive and Director Compensation” section, unless the context requires otherwise, references to "Owlet," "we," "us," "our," the "company" and similar terms in this section refer to Old Owlet prior to the Merger, and to Owlet, Inc. following the Merger.
This section discusses the material components of the executive compensation program for our 2021 named executive officers. Our named executive officers for 2021 are:
•	Kurt Workman, our Chief Executive Officer
•	Michael P. Abbott, our President; and
•	Kathryn R. Scolnick, our Chief Financial Officer.
As an “emerging growth company,” as defined in the Jumpstart Our Business Startups (JOBS) Act, as amended, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(4)	Total ($)
Kurt Workman Chief Executive Officer	2021	329,808	17,500	—	1,396,976	—	19,894	1,764,178
Michael P. Abbott President	2021	450,000	475,000	—	1,995,901	—	1,330,320	4,251,221
	2020	417,692	670	—	59,641	209,426	92,415	779,844
Kathryn R. Scolnick Chief Financial Officer	2021	269,231	191,667	1,154,018	702,315	—	1,150	2,318,381
(1)
For Messrs. Workman and Abbott, the amounts shown represent all amounts earned and paid as base salary in 2021. For Ms. Scolnick, the amount represents the base salary paid for the period commencing on March 15, 2021 and ending on December 31, 2021.

(2)
For Mr. Workman, the amount represents a $17,500 bonus under our annual bonus program for 2021. For Mr. Abbott, the amount represents (i) a $250,000 bonus for the successful filing of the Company’s Registration Statement on Form S-4 (filed with the SEC on August 5, 2021) and completion of the Merger and (ii) $225,000 earned under our annual bonus program for 2021. For Ms. Scolnick, the amount represents (i) a $75,000 signing bonus with 50% earned upon hire and 50% earned at 90 days of employment and (ii) $116,667 earned under our annual bonus program for 2021. Amounts earned under the annual bonus program for 2021 were paid in April 2022.

(3)
Amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit (“RSU”) awards made in the year shown, and amounts shown under the “Option Awards” column were estimated on the date of grant using the Black-Scholes option pricing model. All amounts shown in both the “Stock Awards” and “Option Awards” columns were computed in accordance with FASB ASC Topic 718. See Note 9 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2021 Form 10-K for the assumptions made in determining these values.

(4)
For Mr. Workman, the amount shown represents (i) $18,644 in compensatory proceeds from cashing out vested stock options in the Merger and (ii) $1,250 in work-from-home and work-life balance stipends. For Mr. Abbott, the amount shown represents $1,315,607 in compensatory proceeds from cashing out vested stock options in the Merger, (ii) $13,463 in commuting and housing expenses related to his travel to our Company offices in Utah and (iii) $1,250 in work-from-home and work-life balance stipends. For Ms. Scolnick, the amount shown represents $1,150 in work-from-home and work-life balance stipends.

Narrative to the Summary Compensation Table
2021 Annual Base Salary
We pay our executives a base salary to compensate them for services rendered to our company. The base salary payable to our executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of December 31, 2021, Mr. Workman’s base salary was $350,000, Mr. Abbott’s base salary was $450,000, and Ms. Scolnick’s base salary was $350,000. The salary amount listed for each of our named executive officers in the “Salary” column of the Summary Compensation Table above reflects the salary actually paid to each during 2021.

Our Board and Compensation Committee may adjust the base salaries of any of our named executive officers from time to time in their discretion.
2021 Performance Bonuses
We maintain a performance-based bonus program in which all of our named executive officers participate. Each named executive officer's target bonus is expressed as a percentage of base salary, and bonus payments are determined based on achievement of certain revenue targets established by our Compensation Committee or Board of Directors. For 2021, the target bonuses for our named executive officers, as a percentage of base salary, were 5% for Mr. Workman, 50% for Mr. Abbott and 40% for Ms. Scolnick. For 2021, Mr. Abbott was eligible to receive a bonus targeted at 50% of the base salary paid to him during 2021, based on the achievement of certain performance goals based on quarterly revenue targets, as established by Old Owlet’s board of directors. Ms. Scolnick was eligible to receive 40% of the base salary paid to her during 2021.
Our Board and Compensation Committee may adjust the target bonus opportunities of any of our named executive officers from time to time in their discretion. In the first quarter of 2022, our Compensation Committee approved each named executive officer’s 2021 annual bonus at 100% of target in recognition of our completion of the Merger, achievement of certain revenue goals and the successful launch of certain products in 2021. The amounts earned by our named executive officers under the 2021 bonus program are set forth in the Summary Compensation Table in the “Bonus” column. As a condition of the 2021 bonuses, each named executive officer will be required to receive a portion of their bonus (either 25% or 50%, at the election of the named executive officer) in the form of RSUs that will vest one year after the grant date, subject to the individual’s continued service with the Company. Amounts earned under the annual bonus program for 2021 were paid (or in the case of RSUs, granted) in April 2022.
2021 Equity Compensation
We have granted stock options and RSUs to our employees, including our executive officers, in order to attract and retain them, as well as to align their interests with the interests of our shareholders. In order to provide a long-term incentive, our equity awards generally vest over four years subject to the individual’s continued service with the Company.
In connection with the Merger, we adopted the Owlet, Inc. 2021 Incentive Award Plan (the “2021 Incentive Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our executive officers) and consultants of the Company and certain of our affiliates and to enable us to obtain and retain the services of these individuals, which is essential to our long-term success.
In January 2021, we granted (i) to Mr. Workman, an option to purchase 345,920 shares of our Common Stock and (ii) to Mr. Abbott, an option to purchase 494,226 shares of our Common Stock. Each such grant was made under our 2014 Equity Incentive Plan (the “2014 Incentive Plan”) with an exercise price of $7.13 per share. Each option award vests as to 1/48th of the underlying shares on each monthly anniversary of December 1, 2020, subject to the individual’s continued service with the Company.
In November 2021, under our 2021 Incentive Plan, we granted Ms. Scolnick (i) an option to purchase 247,113 shares of our Common Stock, with an exercise price of $4.67 per share, and (ii) an award of 247,113 RSUs. Each RSU represents the right to receive one share of our Common Stock upon vesting. The RSU award vests as to 25% of the underlying shares on the first anniversary of February 15, 2021 and 1/16th of the underlying shares quarterly thereafter. The option award vests as to 25% of the underlying shares on the first anniversary of March 15, 2021 and as to 1/48th of the underlying shares each month thereafter. Both awards are subject to Ms. Scolnick’s continued service with the Company.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 50% of the first 6% of a participant’s annual eligible compensation, up to the limit set by the Internal Revenue Service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include (i) medical, dental and vision benefits, (ii) short-term and long-term disability insurance, and (iii) supplemental life and accidental death & dismemberment insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer, and such determinations may be made in consultation with the Board, Compensation Committee, Company management, an independent compensation consultant or other independent consultants or advisors. In 2021, we provided Mr. Abbott $13,463 in commuting and housing expenses related to his travel to our Company offices in Utah. During 2021, each of our named executive officers (along with all of our employees) were eligible for a $250 work-from-home stipend and a $100 per month work-life balance stipend.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the outstanding unexercised stock options and unvested RSU awards held by our named executive officers as of December 31, 2021.
			Option Awards				Stock Awards
Name	Vesting Start Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Kurt Workman	12/1/2020(2)	1/24/2021	72,789	266,645	7.13	1/23/2031
		4/19/2016	7,560	—	0.11	4/18/2026
Michael P. Abbott	12/1/2020(2)	1/24/2021	123,558	370,668	7.13	1/23/2031
	12/1/2019(2)	3/23/2020	51,336	51,323	0.78	3/22/2030
	2/26/2018(3)	3/19/2018	781,437	41,933	0.30	3/18/2028
Kathryn R. Scolnick	3/15/2021(3)	11/15/2021		247,113	4.67	11/15/2031
	2/15/2021(4)	11/15/2021					247,113	659,792
(1)	Based on $2.67 per share, which was the per share closing price of our Common Stock on December 31, 2021, the last trading day of fiscal 2021.
(2)	The option award vests as to 1/48th of the underlying shares on each monthly anniversary of the vesting start date, subject to the individual’s continued service with the Company.
(3)
The option award vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date, and as to 1/48th of the underlying shares each month thereafter, subject to the individual’s continued service with the Company.

(4)
The stock award vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to 1/16th of the underlying shares each quarter thereafter, subject to Ms. Scolnick’s continued service with the Company.

Executive Compensation Arrangements
Employment and Offer Letter Agreements
Kurt Workman
We have entered into an employment offer letter with Mr. Workman that sets forth the terms and conditions of his employment, which was most recently amended and restated in March 2021. Mr. Workman’s offer letter provides for at-will employment and sets forth his (i) base salary, (ii) employee benefits eligibility, (iii) severance benefits upon a qualifying termination of employment and (iv) option to purchase 345,920 shares of our Common Stock that vests over four years.
Under his offer letter, if we terminate Mr. Workman’s employment without “cause” (as defined in the offer letter), he will be eligible to receive a lump sum severance payment equal to six months of his base salary. Additionally, if we terminate Mr. Workman’s employment without cause or he resigns for “good reason” (as defined in the offer letter) within 12 months after a change in control of the Company, he will be eligible for the full accelerated vesting of his option award that was granted to him in January 2021. The foregoing severance and equity acceleration benefits are subject to Mr. Workman providing us with an effective release of claims.
Michael P. Abbott
We have entered into an employment offer letter with Mr. Abbott that sets forth the terms and conditions of his employment, which was most recently amended and restated in March 2021. Mr. Abbott’s offer letter provides for at-will employment and sets forth his (i) base salary, (ii) target bonus opportunity, (iii) employee benefits eligibility, (iv) severance benefits upon a qualifying termination of employment and (v) option to purchase 494,226 shares of our Common Stock that vests over four years. The offer letter also provides for $250,000 in bonuses for the successful filing of the Company’s Registration Statement on Form S-4 (filed with the SEC on August 5, 2021) and completion of the Merger, with such bonuses having already been earned.
Under his offer letter, if we terminate Mr. Abbott’s employment without “cause” (as defined in the offer letter), he will be eligible to receive a lump sum severance payment equal to 12 months of his base salary and to the full accelerated vesting of his outstanding options. The foregoing benefits are subject to Mr. Abbot providing us with an effective release of claims.
Kathryn R. Scolnick
In March 2021, we entered into an employment offer letter with Ms. Scolnick that sets forth the terms and conditions of her employment. Ms. Scolnick’s offer letter provides for at-will employment and sets forth her (i) base salary, (ii) target bonus opportunity, (iii) $75,000 signing bonus, (iv) employee benefits eligibility, (v) severance benefits upon a qualifying termination of employment and (vi) equity award covering 494,226 shares of our Common Stock in the form of stock options and RSUs that vest over four years.
Under her offer letter, if we terminate Ms. Scolnick’s employment without “cause” (as defined in the offer letter), she will be eligible to receive a lump sum severance payment equal to six months of her base salary. Additionally, if we terminate Ms. Scolnick’s employment without cause or she resigns for “good reason” (as defined in the offer letter) within 12 months after a change in control of the Company, she will be eligible for the full accelerated vesting of her initial equity awards. The foregoing equity acceleration benefits are subject to Ms. Scolnick providing us with an effective release of claims.
Director Compensation
We have not historically maintained a formal non-employee director compensation program. However, in 2021, we granted awards of RSUs to Ms. Durr and Messrs. Burke and Kim that vest over one year based on the individual’s continued service on our Board. Messrs. Workman and Abbott did not receive any additional compensation for their service as directors, and they are therefore excluded from the table. The compensation paid to each of Messrs. Workman and Abbott during 2021 for his respective service as an executive officer of the Company is set forth in the Summary Compensation Table.
The following table sets forth information concerning the compensation of our non-employee directors for the year ended December 31, 2021.
Name	Stock Awards ($)(1)	Total ($)
Lior Susan	—	—
Zane M. Burke	150,000	150,000
Laura J. Durr	150,000	150,000
John C. Kim	150,000	150,000
Amy Nam McCullough	—	—
Kenneth Suslow(2)	—	—
(1)	The amounts shown represent the grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718.
(2)	Mr. Suslow resigned from our Board effective March 28, 2022.

The below table shows the aggregate number of equity awards held by our non-employee directors as of December 31, 2021.
Name	Stock Awards
Lior Susan	—
Zane M. Burke	32,120
Laura J. Durr	32,120
John C. Kim	32,120
Amy Nam McCullough	—
Kenneth Suslow(1)	—
(1)	Mr. Suslow resigned from our Board effective March 28, 2022.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available under our equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)(2)	Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights(1) ($) (b)(3)	Number of Securities Remaining Available Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(4)
Equity compensation plans approved by security holders (1)	14,427,762	1.87	17,911,637
Equity compensation plans not approved by security holders	—	—	—
Total	14,427,762	1.87	17,911,637
(1)	Consists of the 2014 Incentive Plan and the 2021 Incentive Plan.
(2)	Represents (i) 10,357,495 shares of Common Stock to be issued upon exercise of outstanding options and (ii) 4,070,267 shares subject to outstanding RSUs.
(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of Common Stock subject to outstanding RSUs.
(4)
Represents 16,097,168 shares remaining available for issuance under the 2021 Incentive Plan and 1,814,469 shares available for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). As of July 15, 2021, in connection with the Merger, no new awards are made under the 2014 Incentive Plan. The 2021 Incentive Plan provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by the our Board (but no more than 136,085,217 shares may be issued upon the exercise of incentive stock options). The 2021 ESPP provides for an annual increase to the number of shares available for issuance thereunder on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as is determined by our Board, provided that no more than 26,083,000 shares of our Common Stock may be issued under the 2021 ESPP.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Common Stock as of April 22, 2022 by:
•	Each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities);
•	Each of the Company’s directors and director nominees;
•	Each of the Company’s named executive officers included in the Summary Compensation Table; and
•	All of the Company’s directors and executive officers as a group.
Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or become exercisable within 60 days. Except as described in the footnotes below, we believe that based on the information furnished to us, each person and entity named in the table below has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.
The number of shares of our Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of April 22, 2022, including through the exercise of stock options as noted in the table footnotes.
Unless otherwise indicated below, the address for each beneficial owner listed is in the care of Owlet, Inc., 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043.
Name and address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned(2)
Five Percent Holders
Entities affiliated with Eclipse(3)	28,492,332	25.1%
Trilogy Equity Partners, LLC(4)	9,005,428	7.9%
Pacific Investment Management Company LLC(5)	7,311,628	6.4%
Directors and Named Executive Officers
Lior Susan(6)	28,492,332	25.1%
Zane M. Burke(7)	134,779	*
Laura J. Durr(8)	32,120	*
John C. Kim(9)	32,120	*
Amy Nam McCullough	—	—
Kurt Workman(10)	4,271,986	3.8%
Michael P. Abbott(11)	1,072,877	*
Kathryn R. Scolnick(12)	127,911	*
All Directors and Executive Officers as a Group (Eight Individuals)	34,164,125	30.1%
*	Less than one percent.
(1)	Unless otherwise indicated, the business address for each beneficial owner listed is c/o Owlet, Inc., 3300 North Ashton Boulevard, Suite 300, Lehi, Utah 84043.
(2)	All percentages are based upon the number of shares of our Common Stock that were outstanding on April 22, 2022 (113,443,337).
(3)
Based on information stated in the Schedule 13D filed with the SEC on July 26, 2021 by Eclipse Ventures Fund I, L.P. and Eclipse Continuity Fund I, L.P. The principal business address of each of the foregoing entities is 514 High Street, Suite 4, Palo Alto, California 94301.

(4)
Based on information included in the Schedule 13D filed with the SEC on July 29, 2021 by Trilogy Equity Partners, LLC. The principal business address for the foregoing entity is 155 108th Avenue N.E., Suite 400, Bellevue, Washington 98004.

(5)
Based on information included in the Schedule 13G filed with the SEC on February 11, 2022 by Pacific Investment Management Company LLC (“PIMCO”). These shares of Common Stock are held by investment advisory clients or discretionary accounts of which PIMCO is the investment advisor and include 4,405,698 shares of common stock that PIMCO has the right to acquire within 60 days upon exercise of warrants at an exercise price of $11.50 per share. PIMCO has sole investment discretion and voting authority over these shares and may be deemed to beneficially own these shares. PIMCO disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. The principal business address for PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(6)
Based on information: (i) included in the Schedule 13D filed with the SEC on July 26, 2021 by Eclipse Ventures GP I, LLC (“Eclipse I GP”), Eclipse Ventures Fund I, L.P. (“Eclipse I”), Eclipse Continuity GP I, LLC (“Eclipse Continuity GP”), Eclipse Continuity Fund I, L.P. (“Eclipse Continuity I”) and Mr. Susan; (ii) included in the Form 4 filed with the SEC on July 19, 2021 by Mr. Susan; and (iii) information provided to the Company by Mr. Susan. Of the 28,492,332 shares beneficially owned by Mr.Susan, 13,561,716 are held of record by Eclipse I, and 14,930,616 are held of record by Eclipse Continuity I.

Eclipse I GP and Eclipse Continuity GP are the general partners of Eclipse I and Eclipse Continuity I, respectively. Mr. Susan, who serves as our Chairman of the Board, is the sole managing member of each such general partner and therefore may be deemed to have voting and dispositive power over the shares held by Eclipse I and Eclipse Continuity I. Each of Eclipse I GP, Eclipse Continuity GP and Mr. Susan disclaim beneficial ownership of the shares held by Eclipse I and Eclipse Continuity I,respectively, except to the extent of their respective pecuniary interests therein, if any.
The principal business address of Mr. Susan and each of the foregoing Eclipse entities is 514 High Street, Suite 4, Palo Alto,California 94301.
(7)	Consists of 134,779 shares of Common Stock held directly by Mr. Burke.
(8)	Consists of 32,120 shares of Common Stock held directly by Ms. Durr.
(9)	Consists of 32,120 shares of Common Stock issuable upon the vesting of RSUs as of or within 60 days of April 22, 2022.
(10)
Consists of: (i) 2,074,202 shares of Common Stockheld directly by Mr. Workman; (ii) 2,074,200 shares of Common Stock held directly by his spouse; and (iii) 123,584 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 22, 2022.

(11)	Consists of 1,072,877 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 22, 2022.
(12)
Consists of (i) 50,689 shares of Common Stock held directly by Ms. Scolnick and (ii) 77,222 shares of Common Stock issuable upon the exercise of options exercisable as of or within 60 days of April 22, 2022.

Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than ten percent of our Common Stock to file with the SEC reports of their ownership and changes in their ownership of our Common Stock. To our knowledge, based solely on (i) review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 and the period from January 1, 2022 to May 2, 2022 filed with the SEC and (ii) written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than ten percent of our Common Stock were filed on a timely basis during the year ended December 31, 2021 and the period from January 1, 2022 to May 2, 2022, other than one Form 4 reporting one late transaction for each of Ms. Scolnick and Messrs. Workman and Abbott.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy, a related person transaction, and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board of Directors.
In connection with the review and approval or ratification of a related person transaction:
•
Management will disclose to the Audit Committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
Management will advise the Audit Committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

•	Related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended, or the Exchange Act, and related rules, and, to the extent required.
In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC and NYSE.
A “related person transaction” is, subject to exceptions provided under SEC Regulation S-K, a transaction, arrangement or relationship in which Owlet or its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	Any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•	Any person who is known by Owlet to be the beneficial owner of more than five percent (5%) of its voting stock; and
•
Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock.

Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
RELATED PERSON TRANSACTIONS
Registration Rights Agreement
On February 15, 2021, Old Owlet entered into a Merger Agreement (the “Merger Agreement”) with Sandbridge Acquisition Corporation ("SBG") and Project Olympus Merger Sub, Inc. (“Merger Sub”), whereby on July 15, 2021 Merger Sub merged with and into Old Owlet, with Old Owlet surviving as a wholly owned subsidiary of SBG (the "Merger"). Following the Merger, SBG was renamed Owlet, Inc. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. ("Owlet"). Following the consummation of the Merger, Owlet became an SEC registrant and its Common Stock and warrants commenced trading on the NYSE under the symbols “OWLT” and “OWLT WS”, respectively. In connection with the closing of the Merger, we and certain shareholders of Old Owlet and SBG entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 15 business days of the closing of the Merger. Certain Old Owlet shareholders and SBG shareholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.
Stockholders Agreement
In connection with the closing of the Merger, we and certain shareholders of Old Owlet entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides for the following terms and other customary terms and conditions:
•
Eclipse Nomination Rights. From the closing of the Merger and until such time as Eclipse beneficially owns less than 10% of the Common Stock: (i) Eclipse will be entitled to nominate one director for election upon sufficient written notice to Owlet; and (ii) if Eclipse makes a nomination, we shall include such director as a nominee for election as a director at the applicable Owlet shareholders meeting and recommend to the Owlet shareholders that such Eclipse director be elected as a director at such Owlet shareholder meeting.

•	Chairperson. Lior Susan shall serve as Chairperson of the Board at closing of the Merger.
Sponsor Letter Agreement
Concurrently with the execution of the Merger Agreement, we, SBG, Sandbridge Acquisition Holdings LLC (the "Sponsor"), and certain legacy shareholders of SBG entered into a sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which 2,807,500 Founder Shares (as defined below) are subject to the following time and performance-based vesting provisions: (i) 25% of the Founder Shares beneficially owned by the Sponsor as of the closing of the Merger shall vest at such time as a $12.50 stock price level is achieved and (ii) the remaining 25% of the Founder Shares beneficially owned by the Sponsor as of the closing of the Merger shall vest at such time as a $15.00 stock price level is achieved, in each case, on or before the fifth anniversary of the closing of the Merger. The “stock price level” will be considered achieved only (a) when the closing price of a share of our Common Stock on the NYSE is greater than or equal to the applicable price for any 20 trading days within a 30 trading day period or (b) the price per share of our Common Stock paid in a Sandbridge Sale (as defined in the Sponsor Letter Agreement) is greater than or equal to the applicable price. Founder Shares subject to vesting pursuant to the above terms that do not vest in accordance with such terms shall be forfeited.
With certain exceptions, the Sponsor agreed that it will not transfer any Founder Shares or Private Placement Warrants (as defined below) (or shares of our Common Stock issued or issuable upon the exercise of Private Placement Warrants) until 18 months after the closing of the Merger (the “Lock-up Period”). The Sponsor Letter Agreement will terminate on the earlier of (a) the consummation of a Sandbridge Sale and (b) if earlier, the latest to occur of (i) the earlier of (x) the achievement of a $15.00 stock price level and (y) the fifth anniversary of the closing of the Merger and (ii) the expiration of the Lock-up Period.
Convertible Promissory Notes
In April 2019, Owlet issued subordinated convertible promissory notes to certain investors, including $3.0 million in aggregate principal amount to Eclipse Continuity Fund I, L.P. and $1.1 million in aggregate principal amount to Trilogy Equity Partners, LLC. The convertible promissory notes accrued interest at a rate of 5.0% per annum and, as of the closing of the Merger, none of the principal or accrued interest had been repaid. All principal and accrued interest on the convertible promissory notes automatically converted into shares of our convertible preferred stock immediately prior to the consummation of the Merger and, in turn, converted into shares of our Common Stock as part of the Merger.

SBG Related Party Transactions
Founder Shares
On June 26, 2020, the Sponsor purchased 5,750,000 shares of SBG Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share. In August 2020, the Sponsor transferred 40,000 founder shares to Domenico De Sole, 25,000 founder shares to Ramez Toubassy, SBG’s director nominees, and 30,000 founder shares to Tommy Hilfiger and in October 2020, transferred 40,000 founder shares to Michael Goss, resulting in the Sponsor holding 5,615,000 Founder Shares, there being an aggregate of 5,750,000 Founder Shares outstanding. At the closing of the Merger, the Founder Shares automatically converted to 5,750,000 shares of our Common Stock (of which 2,807,500 shares are subject to vesting under certain conditions). Immediately after the automatic conversion of the Founder Shares at the closing of the Merger, the Sponsor transferred 2,709,070 Founder Shares to Sandbridge Sponsor LLC, 1,452,965 Founder Shares to GCCU IX LLC and 1,452,965 Founder Shares to TOCU XXXIV LLC, each an affiliate of the Sponsor, as permitted under the Sponsor Letter Agreement.
Private Placement Warrants
The Sponsor purchased an aggregate of 6,600,000 private placement warrants (the "Private Placement Warrants") in connection with SBG’s initial public offering, at a price of $1.00 per warrant, generating gross proceeds, before expenses, of approximately $6,600. At the closing of the Merger, the Sponsor transferred 3,184,303 Private Placement Warrants to Sandbridge Sponsor LLC, 1,707,849 Private Placement Warrants to GCCU IX LLC and 1,707,848 Private Placement Warrants to TOCU XXXIV LLC, each an affiliate of the Sponsor, as permitted under the Sponsor Letter Agreement. Each private placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The Private Placement Warrants (including the shares of our common stock issuable upon exercise of the Private Placement Warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the closing of the Merger.
Related Party Note and Reimbursements
On July 3, 2020, the Sponsor issued an unsecured promissory note to SBG (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $250,000. The Promissory Note was unsecured and payable on the earlier of March 31, 2021 and the consummation of SBG's initial public offering. The outstanding balance under the Promissory Note of $250,000 was repaid at the closing of the initial public offering on September 17, 2020.
SBG’s Sponsor, officers and directors, or any of its or their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities undertaken on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SBG’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, SBG’s officers and directors or any of its or their affiliates and determined which expenses and the amount of expenses that would be reimbursed. None of the Sponsor, SBG’s directors and officers or any of their respective affiliates have incurred any out-of-pocket expenses.
Administrative Services Agreement
SBG utilized executive offices located at 1999 Avenue of the Stars, Suite 2088, Los Angeles, CA 90067, which office space was leased by an affiliate of the Sponsor. Commencing upon consummation of its initial public offering, SBG reimbursed the affiliate of the Sponsor $10,000 per month for office space, utilities, and administrative and support services. Upon completion of the Merger, it ceased paying these monthly fees.
Related Party Loans
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or SBG’s officers and directors could, but were not obligated to, loan SBG funds as may be required. Upon completion of the Merger, SBG repaid such loaned amounts.

Indemnification under the Certificate of Incorporation and Bylaws; Indemnification Agreements
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in the Bylaws. In addition, our second amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnities with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of shareholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Chief Legal Officer at our address (provided under the “Principal Executive Offices” section) not later than January 2, 2023.
Shareholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the registered shareholder of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than February 17, 2023 and no later than March 19, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 17, 2023, then our Chief Legal Officer must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (upon the effectiveness of such rules), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2023.
In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will household materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the 2021 Annual Report by contacting Broadridge

Financial Solutions, Inc. by telephone at (866) 540-7095 or in writing sent to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2021 ANNUAL REPORT
Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice & Access Card can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice & Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
PRINCIPAL EXECUTIVE OFFICES
Our Chief Legal Officer is Mr. Albert J. Li. The mailing address and telephone number for our Chief Legal Officer and principal executive offices are:
Owlet, Inc.
Attention: Chief Legal Officer
3300 North Ashton Boulevard
Suite 300
Lehi, Utah 84043
Telephone: (844)334-5330
By Order of the Board of Directors:

Kurt Workman
Co-Founder, Chief Executive Officer and Director
Lehi, Utah
May 2, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OWLT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85774-P70669

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OWLET, INC.

The Board of Directors recommends you vote FOR each of the director nominees (Proposal 1) and FOR Proposal 2.

	For	Against	Abstain
1. Election of Directors			
1a. Zane M. Burke	☐	☐	☐
1b. John C. Kim	☐	☐	☐
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2022.	☐	☐	☐

If any other matters properly come before the meeting, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Only shareholders of record as of the close of business on April 22, 2022 (the record date for the meeting) are entitled to receive notice of, and to vote at, the meeting.

Authorized Signatures -- Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If shares are held in joint tenancy, all persons should sign. Trustees and administrators should include their title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy card and/or voting instruction form.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D85775-P70669

Owlet, Inc.
Annual Meeting of Shareholders
June 17, 2022 1:00 p.m. ET
This proxy is being solicited on behalf of the Board of Directors.

The undersigned appoints Kurt Workman and Kathryn R. Scolnick (the "Named Proxies"), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of Owlet, Inc. (the "Company") that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1) and FOR proposal 2.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2022 Annual Meeting of Stockholders, Proxy Statement for the 2022 Annual Meeting of Stockholders and 2021 Annual Report to Stockholders.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation (or, if there is no recommendation from the Board of Directors on a proposal, your shares will not be voted on such proposal). The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.